UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): January 28, 2014

EXPRESS SCRIPTS HOLDING COMPANY

(Exact Name of Registrant as Specified in its Charter)

DELAWARE	001-35490	45-2884094
(State or Other Jurisdiction of Incorporation or Organization	(Commission File Number)	(I.R.S. Employer Identification No.)

One Express Way, St. Louis, MO	63121
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number including area code: 314-996-0900

No change since last report

(Former Name or Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of officer

On January 28, 2014, Express Scripts Holding Company (“Express Scripts” or the “Company”) announced the appointment of Tim Wentworth as President of the Company, effective February 1, 2014.

Mr. Wentworth, age 53, most recently was Senior Vice President and President, Sales and Account Management, with responsibility for Express Scripts’ core sales and account management teams, including employer groups , health plans, federal accounts, and new sales. In addition to sales and account management, he will also be responsible for information technology, operations, research and new solutions, and supply chain management. Mr. Wentworth joined Express Scripts when the company merged with Medco Health Solutions, Inc. (“Medco”), a pharmacy benefit management company, in April 2012. At Medco, he had been the Group President, Employer/Key Accounts since October 2010, and the Group President, Employer Accounts since September 2008. Previously, he served in various other positions at Medco or its subsidiaries, including as President and CEO of Accredo, the company’s specialty pharmacy, starting in December 1998.

Mr. Wentworth’s initial annual base salary will be $850,000 and his target bonus opportunity for 2014 will be 125% of base salary. He will be eligible for annual equity grants under the Express Scripts, Inc. 2011 Long-Term Incentive Plan, with the initial target equity award grant date value to be $5,100,000, split evenly among non-qualified stock options, restricted stock units and performance share units. The terms of the awards are expected to be consistent with the annual award program for other senior executives. Mr. Wentworth is eligible to participate in Express Scripts’ basic benefit plans, the Express Scripts, Inc. Executive Deferred Compensation Plan, and to receive a company contribution of 6% of annual cash compensation under such plan, all in accordance with the Company’s customary terms and policies and consistent with other senior executives. In connection with his appointment as President of the Company, Mr. Wentworth has not yet entered into a new employment agreement with the Company.

A description of the terms of senior executives’ compensation, the 2011 Long-Term Incentive Plan and the Executive Deferred Compensation Plan is set forth in the Company’s Definitive Proxy Statement on Schedule 14A dated March 28, 2013, for the Company’s 2013 annual meeting of stockholders (the “2013 Proxy Statement”).

Concurrent with the appointment of Mr. Wentworth, George Paz will no longer hold the title of the President, but will continue to serve the Company as Chairman and Chief Executive Officer.

Resignation of officers

Patrick McNamee, Executive Vice President and Chief Operating Officer of the Company since January 2010, notified the Company that he will be leaving the organization to pursue other opportunities. Mr. McNamee will no longer serve in the role of Chief Operating Officer effective February 1, 2014, but will remain with the Company in a different role through March 14, 2014 to help facilitate a smooth transition.

Additionally, Edward Ignaczak, Executive Vice President – Sales and Marketing since May 2008, notified the Company that he plans to retire from the Company at a date to be determined. Mr. Ignaczak will continue in his current role and will assist with the selection of a permanent successor.

Item 7.01 Regulation FD Disclosure

A copy of the press release announcing the appointment of Mr. Wentworth is attached to this Current Report on Form 8-K as Exhibit 99.1. The information contained in the accompanying Exhibit 99.1 is being furnished pursuant to Item 7.01 of Form 8-K and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section. The information contained in the press release shall not be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit 99.1	Press Release, dated January 28, 2014.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

EXPRESS SCRIPTS HOLDING COMPANY

Date: January 28, 2014	By:	/s/ Martin P. Akins
Martin P. Akins Vice President, Deputy General Counsel and Corporate Secretary

Exhibit Index

Exhibit 99.1	Press Release, dated January 28, 2014.